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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference on Form S-8 of Tipperary Corporation of our report dated December 22, 2000, relating to the financial statements of Tipperary Corporation, which appears in Tipperary Corporation's Annual Report on Form 10-KSB for the year ended September 30, 2000.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
December 22, 2000